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                                                                    EXHIBIT 10.3

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                            REIMBURSEMENT AGREEMENT




                                 BY AND BETWEEN




                        SOUTHERN CALIFORNIA WATER COMPANY



                                       AND


                              BANK OF AMERICA N.A.



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                          Dated as of September 1, 2000


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                                TABLE OF CONTENTS


  Article I.     DEFINITIONS...........................................................2
                 1.01 Definitions .....................................................2
                 1.02 Accounting Terms and Determinations .............................6

  Article II.    LETTER OF CREDIT .....................................................6
                 2.01 Issuance of the Letter of Credit ................................6
                 2.02 Expiration Date .................................................7
                 2.03 Pledge of Remarketing Certificates on
                      Principal Purchase Drawings .....................................7
                 2.04 Reimbursement for Draws Upon the Letter
                      of Credit .......................................................7
                 2.05 Reimbursement of Principal Purchase Drawings
                      under the Letter of Credit; Mandatory Prepayment; Interest.......7
                 2.06 Obligation to Pay Unconditional .................................8
                 2.07 Prepayments .....................................................9
                 2.08 Right of Bank to Extend Letter of Credit .......................10
                 2.09 Optional Prepayment of Certificates; Custodial Account .........10
                 2.10 Receipt of Certain Funds by Bank ...............................12
                 2.11 Removal and Replacement of Remarketing Agent ...................12

  Article III.   FEES; PAYMENTS; CHANGES IN CIRCUMSTANCES ............................13
                 3.01 Letter of Credit Fee ...........................................13
                 3.02 Transaction Fees ...............................................13
                 3.03 Computation of Fees and Interest ...............................13
                 3.04 Payments by the Borrower .......................................14
                 3.05 Payment Due on Non-Business Day to be
                      Made on Next Business Day ......................................14
                 3.06 Loan Accounts ..................................................14
                 3.07 Increased Costs ................................................14
  Article IV.    SECURITY .................................,..........................15
                 4.01 Borrower Collateral ............................................15
                 4.02 Security Agreement .............................................15
  Article V.     REPRESENTATIONS AND WARRANTIES ......................................15


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


                  5.01 Existence and Power ...........................................15
                  5.02 Corporate Authorization; No Contravention......................15
                  5.03 Authority of Officers .........................................16
                  5.04 Governmental Approvals ........................................16
                  5.05 Taxes .........................................................16
                  5.06 Financial Information .........................................16
                  5.07 Binding Effect ................................................17
                  5.08 No Default ....................................................17
                  5.09 Litigation ....................................................17
                  5.10 ERISA..........................................................17
                  5.11 Disclosure ....................................................17
                  5.12 No Burdensome Restrictions ....................................18

  Article VI.     CONDITIONS .........................................................18
                  6.01 Conditions Precedent to the Issuance of
                       the Letter of Credit ..........................................18
                  6.02 Conditions Precedent to the Creation of
                       Any Advance ...................................................19

  Article VII.    COVENANTS ..........................................................20
                  7.01 Notices .......................................................20
                  7.02 Performance of Acts ...........................................20
                  7.03 Existence .....................................................20
                  7.04 Obligations and Taxes .........................................20
                  7.05 Related Documents .............................................20
                  7.06 Further Assurances ............................................21
                  7.07 Credit Agreement Covenants ....................................21
                  7.08 Related Agreements ............................................21
Article VIII.     EVENTS OF DEFAULT ..................................................21
                  8.01 Events of Default .............................................21
                  8.02 Remedies ......................................................24
                  8.03 Rights Not Exclusive ..........................................24

  Article IX.     MISCELLANEOUS ......................................................25
                  9.01 Notices .......................................................25
                  9.02 Binding Agreement; Third Parties ..............................25
                  9.03 Participations ................................................26
                  9.04 No Waivers ....................................................26
                  9.05 Payment of Expenses ...........................................26
                  9.06 Indemnity......................................................28
                  9.07 Amendment and Modification of Agreement, Waivers ..............28


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

                       9.08 Severability ..................................................29
                       9.09 Arbitration and Waiver of Jury Trial ..........................29
                       9.10 Confidentiality ...............................................31
                       9.11 Governing Law .................................................32
                       9.12 Table of Contents and Captions ................................32
                       9.13 Counterparts ..................................................32

 Exhibit A             Letter of Credit
 Exhibit B             Pledge and Security Agreement
 Exhibit C             Security Agreement (Second Trust Agreement Funds)

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                             REIMBURSEMENT AGREEMENT


       This Reimbursement Agreement dated as of September 1, 2000, is entered into by and between SOUTHERN CALIFORNIA WATER COMPANY, a California corporation, (the "Borrower") and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States of America (the "Bank").

       A. The Borrower has requested the Three Valleys Municipal Water District, a Municipal Water District of the State of California duly organized and existing under the Constitution and laws of the State of California (the "District"), to finance a portion of the costs of acquisition, construction, equipping and installing of certain water treatment, water transmission and hydroelectric generating facilities (the "Project") as described in Exhibit B to the Second Lease-Purchase Agreement dated as of November 1, 1984 (the "Second Lease-Purchase Agreement") between the District and Central Bank Leasing, a division of Cenval Leasing Corp., a corporation organized under the laws of the State of California (the "Leasing Firm") by the issuance pursuant to the Second Trust Agreement dated as of November 1, 1984, as amended and modified (the "Second Trust Agreement") among the District, the Leasing Firm, U.S. Bank Trust National Association, as trustee (the "Trustee") and the Borrower, of $6,000,000 principal amount of Certificates of Participation (Variable Rate Obligation), (Miramar Water Treatment, Water Transmission and Hydroelectric Generating Facilities Project) (the "Certificates").

       B. The Borrower has requested the Bank to issue an irrevocable letter of credit substantially in the form of Exhibit A hereto (as amended or supplemented from time to time, the "Letter of Credit") in an amount not exceeding $6,296,000 (Six Million Two Hundred Ninety-Six Thousand Dollars) (the "Letter of Credit Commitment"), of which an amount not exceeding $6,000,000 (Six Million Dollars) may be drawn upon with respect to the principal, or portion of the purchase price equal to principal, of the Certificates, and of which an amount not exceeding $296,000, (Two Hundred Ninety-Six Thousand Dollars) may be drawn upon with respect to the payment of up to one hundred twenty (120) days' interest accrued on the Certificates at or prior to the Expiration Date of the Letter of Credit.

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       C. The Bank has agreed to issue the Letter of Credit on the terms and subject to the conditions set forth herein.


                                   ARTICLE I

                                  DEFINITIONS

       1.01 Definitions. In addition to the terms defined in the Whereas clauses above and elsewhere in this Agreement, the following terms used in this Agreement and in any exhibits hereto shall, unless the context otherwise requires, have the following meanings:

       "Advance" means the reimbursement obligation of the Borrower outstanding from time to time in respect of payments under the Letter of Credit pursuant to a Purchase Drawing.

       "Agreement" means this Reimbursement Agreement, as it may be amended and supplemented from time to time.

       "Bank" means the Bank.

       "Borrower" means Southern California Water Company, a California corporation.

       "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in California and New York are authorized or required to close.

       "Certificates" shall mean the $6,000,000 Certificates of Participation (Variable Rate Obligation) (Miramar Water Treatment, Water Transmission and Hydroelectric Generating Facilities) issued pursuant to the Second Trust Agreement.

       "Closing Date" means the date on which all conditions precedent under
Section 6.01 have been satisfied or have been waived by the Bank.

       "Code" means the Internal Revenue Code of 1986, as amended. "Collateral Documents" means the Pledge Agreement, the Security Agreement and each other document, agreement and

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instrument granting to the Bank a lien as collateral security for the Borrower's obligations to the Bank hereunder.

       "Credit Agreement" means the Business Loan Agreement dated as of October 4, 1999, by and between the Bank and the Borrower as the same may be amended, modified, renewed, extended and restated from time to time and shall refer to any successor agreement which restates and supersedes the Credit Agreement in its entirety.

       "Default" means an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default.

         "District" means Three Valleys Municipal Water District, a Municipal Water District duly organized and existing under the Constitution and laws of the State of California.

       "Encumbrance" means any deed of trust, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement.

       "ERTSA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder as from time to time in effect.

         "Event of Default" means any of the events specified in Section 8.01.

       "Expiration Date" means the date of expiration of the Letter of Credit, which shall initially be at 3:00 p.m., Los Angeles time on November 15, 2003. The Expiration Date may be extended as provided in Section 2.08 hereof.

       "Governmental Authority" means any government, foreign or domestic, and any political subdivision thereof, any court or any foreign or domestic, federal, state, municipal or other department, commission, board, bureau, agency, public authority or instrumentality.

       "Governmental Requirement" means any law, ordinance, order, rule or regulation of a Governmental Authority.

       "Indebtedness" means for any Person calculated on a

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consolidated basis in accordance with generally accepted accounting principles
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property; (b) all direct or indirect guaranties of such Person in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness of any other Person; and (c) all obligations of such Person as lessee under leases which have been or should be in accordance with generally accepted accounting principles recorded as capital leases. In calculating Indebtedness, no amount shall be included more than once in the aggregate of the above described amounts.

       "Interest Drawing" means a drawing pursuant to Annex B of the Letter of Credit.

       "Interest Purchase Drawing" means a drawing pursuant to Annex D of the Letter of Credit.

       "Leasing Firm" means Central Bank Leasing, a division of Cenval Leasing Corp., a corporation organized under the laws of the State of California.

       "Letter of Credit" means the letter of credit, substantially in the form of Exhibit A hereto, issued pursuant to Section 2.01(a) and any letter of credit issued in substitution therefor pursuant to the terms of this Agreement, as such Letter of Credit may be amended, renewed or extended from time to time.

       "Obligations" means all obligations of the Borrower to the Bank hereunder, whether monetary or nonmonetary.

       "Person" means any individual, firm, partnership, joint venture, corporation, association, business enterprise, trust, governmental authority or other entity whether acting in an individual, fiduciary or other capacity.

       "Plan" means an employee benefit plan or pension plan covered by ERISA.

       "Pledge Agreement" means the Pledge and Security Agreement in the form of Exhibit B hereto and required by Section 4.01, covering the Remarketing Certificates.

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       "Principal Drawing" means a drawing pursuant to Annex A of the Letter of
Credit.

       "Principal Purchase Drawing" shall mean a drawing pursuant to Annex C of the Letter of Credit.

       "Project" shall have the meaning set forth in the Preamble.

       "Prime Rate" means the rate of interest publicly announced from time to time by the Bank, as its reference rate. The Prime Rate is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans at, above or below the Prime Rate. Any change in the Prime Rate shall take effect on the day specified in the public announcement of such change.

       "Related Documents" means the Second Trust Agreement, the Certificates, the Second Lease-Purchase Agreement, the Second Miramar Project Sublease, this Agreement, the Pledge Agreement, the Security Agreement, the Remarketing Agreement and any exhibit, certificate, notice or other written information or document furnished by the Borrower on or prior to the Closing Date or to be furnished by the Borrower to the Bank in connection therewith.

       "Remarketing Agent" shall have the meaning defined in the Second Trust Agreement.

       "Remarketing Agreement" means that certain Remarketing Agreement dated December 5, 1984, among the Borrower, the Trustee and the Remarketing Agent, as such Remarketing Agreement may be amended or supplemented from time to time.

       "Remarketing Certificates" shall have the meaning given in the Pledge Agreement.

       "Second Lease-Purchase Agreement" means that certain Second Lease-Purchase Agreement dated as of November 1, 1984 by and between the District and the Leasing Firm.

       "Second Miramar Project Sublease" means that certain Second Miramar Project Sublease dated as of October 5, 1984, by and between the District and the Borrower.

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       "Second Trust Agreement" means that certain Second Trust Agreement dated as of November 1, 1984, as amended among the District, the Leasing Firm, the Trustee and the Company.

       "Security Agreement" means the Security Agreement (Second Trust Funds) in substantially the form of Exhibit C hereto, to be executed and delivered by the Trustee and the Bank, pursuant to which the Bank shall have a security interest subordinate to that of the Trustee in all moneys and investments held by the Trustee under the Second Trust Agreement.

       "Trustee" means U.S. Bank Trust National Association or any successor trustee thereto pursuant to the terms of the Second Trust Agreement.

       1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with, generally accepted accounting principles as in effect from time to time and consistently applied.


                                   ARTICLE II

                                LETTER OF CREDIT

       2.01 Issuance of the Letter of Credit.

               (a) Subject to the terms and conditions of this Agreement, the Bank hereby agrees on the Closing Date, upon the request of the Borrower, to issue its Letter of Credit in favor of the Trustee for the account of the Borrower. The Letter of Credit shall be in a face amount not exceeding Six Million Two Hundred Ninety-Six Thousand Dollars ($6,296,000).

               (b) The request for issuance of the Letter of Credit shall constitute a representation and warranty by the Borrower that as of the date of such request the representations and warranties set forth in Article V are true and correct and that no Default or Event of Default has occurred and is continuing.

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        2.02 Expiration Date. The Letter of Credit shall expire on the
Expiration Date.

        2.03 Pledge of Remarketing certificates on Principal Purchase Drawings. Upon any disbursement made under the Letter of Credit pursuant to a Principal Purchase Drawing, the Co-Paying Agent (as defined in the Second Trust Agreement) shall hold for the benefit of the Bank under the Pledge Agreement any Remarketing Certificates purchased with the proceeds of such Principal Purchase Drawing until such time as such Certificates are remarketed, redeemed or canceled. No Certificate held by the Co-Paying Agent or the Trustee pursuant to this Section nor any Certificate registered in the name of the Borrower shall be entitled to the benefit of the Letter of Credit until remarketed.

        2.04 Reimbursement for Draws Upon the Letter of Credit. Subject to
Section 3.04 and except as provided in Section 2.05, the Borrower agrees to reimburse the Bank, on each date that any amount drawn upon the Letter of Credit is honored by the Bank, for the amount of such drawing.

        2.05 Reimbursement of Principal Purchase Drawings under the Letter of Credit; Mandatory Prepayment; Interest.

               (a) Any Principal Purchase Drawing not reimbursed by the Borrower on the date the Purchase Drawing is honored by the Bank shall, subject to
Section 6.02, be automatically converted into an Advance maturing on the day which is the earlier of (i) 364 days from the date that any amount is drawn under the Letter of Credit pursuant to any Principal Purchase Drawing or (ii) such date as (x) the principal amount of the Certificates purchased pursuant to such Principal Purchase Drawing shall become due and payable under Section 13.02 of the Second Trust Agreement or as a result of redemption or prepayment of such Certificates, (y) the Certificates purchased pursuant to such Principal Purchase Drawing shall be purchased pursuant to Sections 3.11(a)(4) or 3.12 of the Second Trust Agreement, or (z) the Letter of Credit shall terminate.

               (b) Each Advance created pursuant to paragraph (a) of this
Section 2.05 shall bear interest until due at a rate per annum equal to the Prime Rate plus one percent (1%). Any other amount drawn under the Letter of Credit and any amount not paid when due under this Agreement shall bear interest until paid in full at a

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rate per annum equal to the sum of the Prime Rate plus three (3) percentage points. Interest shall be payable in arrears on each Interest Payment Date, and on the date of maturity of the Advance or upon the acceleration of an Advance or on the date of payment of the Advance, drawing or other amount due.

         2.06 Obligation to Pay Unconditional.

               (a) The Borrower's obligations to reimburse the Bank as provided herein either directly, or from the proceeds of the remarketing of the Certificates, is absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances except as may be the result of the gross negligence or willful misconduct of the Bank:

                       (i) any lack of validity or enforceability of the Letter of Credit, the Certificates or any Related Document (provided payments are actually made under the Letter of Credit);

                       (ii) any amendment or waiver of or any consent to departure from all or any of such documents;

                       (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the Trustee, the Remarketing Agent, or any other Person, whether in connection with this Agreement, the Certificates, the Related Documents or any unrelated transaction;

                       (iv) payment by the Bank under the Letter of Credit against presentation of a sight draft or certificate which complies in all material respects with the terms of the Letter of Credit but does not strictly comply therewith;

                       (v) any demand, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

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                       (vi) any other circumstance, happening or omission
        whatsoever which is similar to any of the foregoing.

        2.07 Prepayments. Pursuant to the Pledge Agreement, the Borrower has agreed to pledge to the Bank, and grant to the Bank a security interest in, its right, title and interest in Certificates purchased with the proceeds of any Principal Purchase Drawing and delivered to the Bank (the "Remarketing Certificates"; such Certificates when released by the Bank pursuant to Section 5 of the Pledge Agreement shall cease to be Remarketing Certificates). Remarketing Certificates shall be registered as provided for in Section 3 of the Pledge Agreement. Any amounts from time to time owing to the Bank may be prepaid at any time (i) by the Borrower on notice stating the amount to be prepaid, or (ii) on behalf of the Borrower by the Remarketing Agent on notice from the Remarketing Agent or its designee directing the Bank to deliver Certificates held by the Bank to the Remarketing Agent for sale pursuant to Section 3(c) of the Remarketing Agreement, and specifying the principal amount of Certificates to be so sold. Any notice furnished pursuant to clause (i) or (ii) of this Section
2.07 may be given by telephone and promptly confirmed in writing but shall not be effective unless received by the Bank on or prior to the Business Day preceding the day of the proposed prepayment referred to in clauses (i) and (ii) of this Section 2.07. In addition, the Borrower shall, for the purpose of paying the purchase price of any Certificate delivered to the Co-Paying Agent (as defined in the Second Trust Agreement) pursuant to Section 3.02(e) of the Second Trust Agreement forthwith upon demand by the Bank prepay any amount owing to the Bank if the Bank shall at any time determine that the Co-Paying Agent or the Remarketing Agent, as the case may be, failed for any reason to pay or tender payment of the purchase price of such Certificate when due to or for the account of the Person (as defined in the Second Trust Agreement) entitled thereto, and such failure is continuing or any other Person shall assert that such Person has a lien on or security interest in such Certificate and the Bank determines that such assertion is not manifestly unreasonable. Upon such prepayment, interest shall cease to accrue on the amount which has been prepaid and the Bank shall release and deliver to the Borrower, in the case of a prepayment pursuant to clause (i) of this Section 2.07, or the Co-Paying Agent, in the case of a prepayment pursuant to clause (ii) of this Section 2.07, from the pledge and security interest created by the Pledge Agreement, Remarketing Certificates as to which the

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principal amount plus accrued interest to the date of such release and delivery is equal to the amount of such prepayment.

        2.08 Right of Bank to Extend Letter of Credit. Upon written notice given by the Borrower to the Bank at least 195 days prior to the Expiration Date of the Letter of Credit requesting the Bank to extend the Letter of Credit for the period requested by the Borrower, the Bank shall have the right either (i) subject to such terms and conditions as agreed upon by the Bank and the Borrower, to extend the Letter of Credit for an additional period as requested by the Borrower, or, (ii) to decline to extend the Letter of Credit. The Bank shall have complete and absolute discretion in selecting one of the aforesaid options. If the Bank elects to extend the Letter of Credit, the Bank shall give written notice to the Borrower and the Trustee of such election at least 150 days prior to the Expiration Date of the Letter of Credit and shall issue to the Trustee an advice of amendment providing for the extension of the Expiration Date of the Letter of Credit provided, however, that the Bank shall also have the option to instruct the Trustee to surrender the outstanding Letter of Credit to the Bank and upon such instruction, the Trustee shall surrender the outstanding Letter of Credit to the Bank on the Business Day next following the day of such date and the Bank will issue a substitute irrevocable letter of credit in substantially the form of Exhibit A having a new Expiration Date, but otherwise having terms identical to the then outstanding Letter of Credit.

        2.09 Optional Prepayment of Certificates; Custodial Account.

                (a) Section 3.11(a)(2) of the Second Trust Agreement provides for the prepayment of all Outstanding Certificates on any Interest Payment Date on or after February 6, 1985 (as these terms are defined in the Second Trust Agreement) upon the exercise of the District's option at the direction of the Borrower pursuant to Section 8.2 of the Second Lease - Purchase Agreement to cause such prepayment. Section 8.2 of the Second Lease - Purchase Agreement requires the District to give the Leasing Firm, the Borrower and the Trustee notice of such prepayment at least 60 days prior to the Interest Payment Date on which such prepayment is to occur. The Borrower hereby agrees that it will give prior written notice to the Bank of its intention to

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        direct the District to exercise its option to prepay all Outstanding
        Certificates at least fifteen (15) Business Days prior to such direction. Such notice shall state (i) the date on which the Borrower intends to give such direction to the District, (ii) the Interest Payment Date on which all Outstanding Certificates are to be prepaid and
        (iii) the Borrower's intentions with respect to the deposit of monies pursuant to subsection (b) hereof sufficient to reimburse the Bank for a drawing under the Letter of Credit with respect to such prepayment pursuant to subsection (b) hereof. The Borrower agrees that it will not direct the District to exercise its option to prepay all Outstanding Certificates without the prior written consent of the Bank, provided however, that the Bank agrees that it will give such consent if (i) there has occurred no material adverse change in the financial condition of the Borrower and (ii) the Borrower has demonstrated to the satisfaction of the Bank that it will have sufficient moneys to make the deposit required under subsection (b) hereof.

                (b) In order to facilitate the optional prepayment by the District of the Certificates pursuant to Section 3.11(a)(4) of the Second Trust Agreement, the Borrower agrees to deposit, in a custodial account maintained by and with the Bank for such purpose (the "Custodial Account"), on or prior to thirty-five (35) days prior to the date designated for such prepayment and in accordance with the Bank's instructions, in immediately available funds, in an amount equal to the amount of principal and accrued interest (if any) to be paid to prepay such Certificates on such prepayment date.

The Bank agrees to invest any moneys deposited pursuant to this section as directed by the Borrower in any investment permitted under the Second Trust Agreement with a maturity of thirty (30) days or less that is generally made available by the Bank to its customers. The Bank agrees to pay to the Borrower on the respective prepayment date to which such deposit pertains any amounts not needed to reimburse the Bank for any drawings under the Letter of Credit and any other amounts owing hereunder. Cash deposited into the custodial account described above shall be used solely to reimburse the Bank after any drawing by the Trustee under the Letter of Credit in respect of the prepayment of Certificates

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pursuant to Section 3.11(a)(4) of the Second Trust Agreement and any other amounts owing hereunder and shall not be used by the Bank to fund any such drawing, which shall be funded only from moneys of the Bank held separately from such cash deposited. The Borrower hereby grants to the Bank, any participant in the Letter of Credit and the Trustee as representative of the holders from time to time for the Certificates, as security for the payment and performance of the Obligations, a lien upon and security interest in all amounts deposited in the Custodial Account. All funds deposited with the Bank pursuant to this Section
2.12 shall be held by the Bank on a pari passu basis with the interest in the Trustee in such funds.

        Section 2.10 Receipt of Certain Funds by Bank. The Trustee has agreed that it will transfer the monies required to be transferred to the Bank pursuant to the Second Trust Agreement. All such moneys received by the Bank shall be credited by the Bank against any Obligations of the Borrower to the Bank and any other amounts owning hereunder. The Bank shall also be entitled to retain all or a portion of such moneys received equal to an amount which it reasonably anticipates may be necessary to reimburse the Bank for Obligations and any other amounts which may be incurred by the Bank in the future. The Bank shall transfer all such moneys not required to be so credited or retained to the Borrower.

        Section 2.11 Removal and Replacement of Remarketing Agent. Section 9.10 of the Second Trust Agreement and Section 5(a) of the Remarketing Agreement grant the Borrower the right to remove the Remarketing Agent at any time with the concurrence of the District and Section 9.10 of the Second Trust Agreement grants the Company the right to appoint a successor Remarketing Agent with the concurrence of the District. The Borrower hereby agrees that (i) upon the receipt of written request by the Bank, it shall take such action so as to cause the removal of the Remarketing Agent, and (ii) it shall not remove the Remarketing Agent without the prior written consent of the Bank, which consent shall not be unreasonably withheld. The Borrower additionally agrees that it will not appoint a successor Remarketing Agent without the prior written consent of the Bank which consent shall not be unreasonably withheld.

                                   ARTICLE III

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                    FEES; PAYMENTS; CHANGES IN CIRCUMSTANCES

        3.01 Letter of Credit Fee. The Borrower shall pay to the Bank a letter of credit fee equal to ninety hundredths of one percent (0.90%) per annum of the Stated Amount of the Letter of Credit (as defined therein) and as reduced or increased from time to time. The letter of credit fee shall be payable quarterly in advance, commencing on the Closing Date and on the last Business Day of each calendar quarter thereafter.

        3.02 Transaction Fees. The Borrower shall pay to the Bank:

                (a) on the date of each drawing under the Letter of Credit, a transaction fee in amount equal to Two Hundred Fifty Dollars ($250.00); and

                (b) on the date of any transfer of the Letter of Credit, a transaction fee in an amount equal to Two Thousand Five Hundred Dollars ($2,500.00).

        3.03 Computation of Fees and Interest. All computations of fees and interest under this Agreement shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed (which results in a higher interest and higher fees than if a three hundred sixty-five (365) day year were used). Interest shall accrue during each period during which interest is computed from but excluding the first day thereof to and including the last day thereof.

        3.04 Payments by the Borrower.

                (a) On the date each drawing (other than a Purchase Drawing) under the Letter of Credit is honored by the Bank, the Borrower shall before 3:00 p.m. (California time) reimburse the Bank for any such drawing by making the amount of such drawing available to the Bank by payment in immediately available funds.

                (b) Any payment received after 3:00 p.m. (California time) shall be deemed to have been received on the next Business Day.

        3.05 Payment Due on Non-Business Day to be Made on Next Business Day. If any sum becomes payable pursuant to this Agreement on a day which is not a Business Day, the date for payment thereof shall be extended, without penalty, to the next succeeding Business Day, and such extended time shall be included in the computation of interest and fees.

        3.06 Loan Accounts. The Bank shall open and maintain on its books one or more loan accounts in the Borrower's name covering each obligation of the Borrower under this Agreement. The entries made in the loan accounts shall constitute prima facie evidence, in the absence of manifest error, of the existence of the obligations of the Borrower recorded in the loan accounts.

        3.07 Increased Costs. If after the date hereof any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit, assessment or insurance fee or similar requirement against letters of credit issued by the Bank or (ii) impose on the Bank any other condition relating to this Agreement or the Letter of Credit or affect the calculations relating to the Bank's capitalization, and the result of any event referred to in clause (i) or (ii) shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit or funding amounts drawn thereunder, then, upon demand by the Bank, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Prime Rate plus two percent (2%). A certificate setting forth with reasonable explanations such increased cost incurred by the Bank as a result of any event mentioned in clause
(i) or (ii) of this paragraph, submitted by the Bank to the Borrower, shall be conclusive, absent manifest error, as to the amount thereof.

                                   ARTICLE IV

                                    SECURITY


        4.01 Borrower Collateral. To secure the obligations of Borrower to the Bank under this Agreement, the Borrower agrees to execute and deliver on or before the Closing Date, the Pledge Agreement.

        4.02 Security Agreement. To secure the obligation of the Borrower to the Bank under this Agreement, the Borrower will cause the Security Agreement to be executed and delivered by the Trustee on or before the Closing Date.


                                    ARTICLE V


                         REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants that:

        5.01 Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

        5.02 Corporate Authorization; No Contravention. The execution and delivery and performance by the Borrower of this Agreement and the Related Documents to which the Borrower is a party are within the Borrowers powers, have been duly authorized by all necessary action and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its articles of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Project in any material respect or result in the creation or imposition of any Encumbrance on any asset of the Borrower other than Encumbrances contemplated herein or require the consent, approval or authorization of any party (other than a party to agreements relating to the Certificates).

        5.03 Authority of Officers. The officers of the Borrower who will execute this Agreement, who will request the issuance of the Letter of Credit and who have executed the Related Documents to which the Borrower is a party and all other documents, instruments and agreements required to be delivered or contemplated hereunder or thereunder are or will be duly authorized to execute the same.

        5.04 Governmental Approvals. No order, permission, consent, approval, license or authorization by registration or filing with, or exemption by, any Governmental Authority is required by the Borrower to authorize, or is required by the Borrower in connection with, the execution, delivery and performance by the Borrower of this Agreement or the Related Documents to which the Borrower is a party or the taking by the Borrower of any action hereby or thereby contemplated, except as have been granted and which are in full force and effect except for such licenses, certificates, approvals, variances or permits as may be necessary for the operation of the Project which the Borrower has applied for (or will apply for in the ordinary course of business) and expects to receive.

        5.05 Taxes. The Borrower has filed all tax returns and reports required to be filed and has paid all taxes shown to be due and payable on such returns and has paid all tax assessments, fees and other governmental charges upon it or its properties, income or assets otherwise due and payable except those presently payable without penalty or interest and further except those which are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with generally accepted accounting principles.

         5.06 Financial Information. The financial information and other data furnished by the Borrower to the Bank fairly and accurately reflect the Borrower's financial condition as of the date and for the period indicated therein.

        5.07 Binding Effect. This Agreement and the Related Documents to which the Borrower is a party constitute valid and binding agreements of the Borrower, enforceable against Borrower in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

        5.08 No Default. No material Default or any Event of Default has occurred and is continuing or would result from the obligations incurred by the Borrower hereunder or by the actions contemplated hereby.

        5.09 Litigation. There are no suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its property, the adverse determination of which might in any material respect affect the Borrower's financial condition or operations or impair the Borrower's ability to perform its obligations hereunder, under the Related Documents to which the Borrower is a party or under any instrument or agreement required hereunder or thereunder.

        5.10 ERISA. The Borrower has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan maintained by the Borrower and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the Pension Benefit Guaranty Corporation or a Plan under Title IV of ERISA.

        5.11 Disclosure. None of the representations or warranties made by Borrower in any of the Related Documents as of the date of such representations and warranties are or were made or deemed made, and none of the statements contained in each exhibit, report, statement, or certificate furnished by or on behalf of any such person in connection with the Related Documents as of the date furnished, contains or contained any untrue statement of material fact or omits or omitted any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances, under which they are or were made, not misleading. There is no fact known to Borrower which materially and adversely affects the business, operations, properties, assets or condition (financial or otherwise) of Borrower and which has not been disclosed herein or in other documents, certificates, and statements furnished to Bank hereunder or pursuant hereto. The copies of all documents delivered to Bank from time to time in connection with this Agreement are and shall be true and complete copies of the originals thereof and have not been or shall not be amended except as disclosed to Bank.

        5.12 No Burdensome Restrictions. No contract, agreement or other instrument as to which the Borrower or its Subsidiaries may be bound materially adversely affect, or insofar as the Borrower may reasonably foresee may so affect, the business, operations, property or financial or other condition of the Borrower or its Subsidiaries taken as a whole.

        The representations and warranties contained in this Article V shall be deemed to be made by the Borrower on the date of execution of this Agreement.


                                   ARTICLE VI

                                   CONDITIONS

        6.01 Conditions Precedent to the Issuance of the Letter of Credit. The obligation of the Bank to issue the Letter of Credit is subject to the condition precedent that on or before the Closing Date the Bank shall have received the following, in form and detail satisfactory to the Bank:

               (a) copies of the resolution of the Borrower authorizing the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, certified by the Secretary or Assistant Secretary of the Borrower;

               (b) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date, as to the incumbency and signatures of each officer of the Borrower executing this Agreement and the Collateral Documents to which the Borrower is a party, on its behalf, together with exemplar signatures of such officers;

               (c) copies of the articles of incorporation and bylaws of the Borrower, certified by the Secretary or Assistant Secretary of the Borrower;

               (d) a certificate of good standing for the Borrower from the Secretary of State of the State of California, dated as of a recent date;

               (e) an opinion of counsel to the Borrower, dated the Closing Date, addressed to the Bank and in form and substance satisfactory to the Bank and its counsel and covering such matters as the Bank or its counsel may reasonably request;

               (f) an executed copy of the Pledge Agreement;

               (g) an executed copy of the Security Agreement;

               (h) a copy of the opinion of Bond Counsel, with a letter addressed to the Bank permitting the Bank to rely on such opinion;

               (i) copies of the Related Documents and all other documents executed or delivered in connection with the issuance of the Certificates as may be requested by the Bank;

               (j) the fees required by Section 3.01;

               (k) a UCC lien search, satisfactory to Bank, showing no other creditors with rights to, or claims against, Borrower's personal property unless approved by the Bank;

               (l) such other evidence, documents, instruments, approvals or opinions as the Bank may reasonably request to establish the due execution of the transactions contemplated by this Agreement.

        6.02 Conditions Precedent to the Creation of Any Advance. The creation of any Advance hereunder shall be subject to the further conditions precedent that:

               (a) no Default or Event of Default shall have occurred and be continuing; and

               (b) the representations and warranties set forth in Article V shall be true on and as of the date the relevant notice of borrowing is given.

                                   ARTICLE VII

                                    COVENANTS

        The Borrower covenants and agrees that as long as the Letter of Credit is outstanding and until the full and final payment of all indebtedness of the Borrower incurred hereunder, unless the Bank shall otherwise consent in writing:

        7.01 Notices. The Borrower shall promptly notify the Bank in writing of any material Default or any Event of Default.

        7.02 Performance of Acts. Upon request by the Bank, the Borrower shall perform all acts which may be necessary or advisable to perfect any lien or security interest provided for in this Agreement or to carry out the intent of this Agreement and to reimburse the Bank for costs incurred to protect its security interests and liens.

        7.03 Existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, maintain, preserve and protect all of its property used or useful in the conduct of its business (ordinary wear and tear excepted), and perform all its obligations under the Related Documents to which it is a party.

        7.04 Obligations and Taxes. The Borrower will pay or discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits before the same shall be in default.

        7.05 Related Documents. The Borrower makes each of the covenants made by it in the Related Documents to which it is or is to be a party, and to and for the benefit of the Bank as if the same were set forth at length herein.

        7.06 Further Assurances. The Borrower will execute and deliver to the Bank all such documents, instruments and agreements (other than as specifically required by this Agreement) and do all such other acts and things as may be reasonably requisite to enable the Bank to exercise and enforce its rights hereunder and in connection with the Related

Documents.

        7.07 Credit Agreement Covenants. The Borrower agrees to perform each and every covenant contained in Paragraphs 7.2 through 7.16, inclusive of the Credit Agreement. The above referenced covenants are hereby incorporated by reference into this Agreement as in effect on the date hereof and as such covenants may be further amended, modified, waived, or in any way changed; provided, however, if the Credit Agreement is terminated for any reason, the Borrower will still comply with the above referenced covenants as they exist on the date of termination, unless otherwise agreed to in writing by the Bank.

        7.08 Related Agreements. The Borrower agrees that it shall not alter or amend any Related Document to which it is a party or any document, instrument or agreement required thereunder without the approval of the Bank, which approval shall not be unreasonably withheld or delayed.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

        8.01 Events of Default. The following events shall constitute "Events of Default":

               (a) Non-Payment, The Borrower shall fail to pay when due any amount of principal, interest, fee or other amount payable by it hereunder;

               (b) Representation or Warranties. Any representation or warranty made by the Borrower in this Agreement or which is contained in any certificate, financial statement or other document delivered at any time pursuant hereto or in connection with any transaction contemplated hereby shall prove to have been incorrect in any material respect when made or deemed to be made;

               (c) Other Defaults. The Borrower shall fail to observe or perform any material term, provision, covenant, agreement or obligation contained in this Agreement not specifically mentioned in this Section 8.01;

               (d) Cross-Default.

                        (i) The Borrower shall default under any other agreement involving the borrowing of money or the advance of credit to which it may be a party as obligor, if such default consists of the failure to pay any Indebtedness when due (other than in connection with trade financing for accounts which are contested in good faith) or results in the termination of a commitment to lend or, if such default consists of any other failure on the part of the Borrower, such default gives to the holder of the obligation concerned the right to accelerate the Indebtedness or terminate its commitment to lend taking into account any applicable period of grace;

                        (ii) Any event or condition shall occur which permits the acceleration of the maturity or the mandatory redemption of the Certificates;

                       (iii) An event of default shall occur under the Second Trust Agreement, the Second Lease-Purchase Agreement, the Second Miramar Project Sublease, the Remarketing Agreement or the Pledge Agreement;

                        (iv) A Determination of Taxability (as defined in the Second Lease-Purchase Agreement) shall occur.

               (e) Voluntary Bankruptcy; Insolvency. The Borrower shall (i) suspend or discontinue its business, or (ii) make an assignment for the benefit of creditors, or (iii) generally not be paying its debts as such debts become due, or (iv) admit in writing its inability to pay its debts as they become due, or (v) file a voluntary petition in bankruptcy, or (vi) become insolvent (however such insolvency shall be evidenced), or (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, or (viii) petition or apply to any tribunal for any receiver, custodian or trustee for any substantial part of its property;

               (f) Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days;

               (g) Judgments. Any judgment or decree is issued in an amount exceeding Two Million Five Hundred Thousand Dollars ($2,500,000) not covered by insurance against the Borrower or against any of its property and such judgment or decree shall remain unvacated, unstayed, undischarged, or unsatisfied for forty-five (45) days after entry;

               (h) Collateral. A court finds that the Pledge Agreement or any other agreement granting to the Bank a security interest in any collateral contemplated hereby shall fail to be valid or enforceable or shall cease to create a valid security interest on the property covered thereby;

               (i) Amendments of Related Documents. Any of the Related Documents to which the Borrower is a party shall be amended, modified or supplemented without the Bank's consent, which consent shall not be unreasonably withheld or delayed;

               (j) ERISA. Any Plan termination or any full or partial withdrawal from a Plan or Plans shall occur which could result in a material liability of the Borrower to the Pension Benefit Guaranty Corporation;

               (k) Material Adverse Change. A material adverse change occurs in the Borrower's financial condition, properties or prospects, or in the Borrower's ability to repay any obligations hereunder;

               (1) Other Bank Agreements. The Borrower fails to meet the conditions of, or fails to perform any obligation under any other agreement the Borrower has with the Bank or any affiliate of the Bank;

        8.02 Remedies. If any Event of Default shall have occurred:

               (a) The obligation of the Bank to issue, amend or reinstate the Letter of Credit, if the Letter of Credit has not yet been issued, amended or reinstated, shall terminate; and/or

               (b) The Bank may by written notice to the Trustee with a copy to the Borrower, require the Trustee to declare the Certificates due and payable as provided in the Second Trust Agreement; and/or

               (c) The Bank may declare all amounts due hereunder (together with accrued interest thereon) to be, and such amounts shall thereupon become, due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower; and/or

               (d) The Borrower will at the request of the Bank immediately pay to the Bank an amount equal to the aggregate amount which could be drawn under the Letter of Credit to be held by the Bank in a cash collateral account as security for the indebtedness hereunder and the Borrower agrees that such funds may be applied against the indebtedness hereunder as the same becomes due and payable; and/or

               (e) The Bank may exercise all rights and remedies available to it under this Agreement or any other agreement.

        8.03 Rights Not Exclusive. The rights provided for in this Article are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity.


                                   ARTICLE IX


                                  MISCELLANEOUS

        9.01 Notices. A11 notices, requests and other communications to any party hereunder shall be in writing (including cable or telex) and shall be given to such party at its address or telex number set forth below or such other address or telex number as such party may hereafter specify by notice to the Bank and the Borrower:

                If to the Borrower:

                      SOUTHERN CALIFORNIA WATER COMPANY
                      630 East Foothill Boulevard
                      San Dimas, California 91773
                      Attn: Chief Financial officer

               if to the Bank:

                      Bank of America N.A.
                      675 Anton Boulevard, 2nd Floor
                      Costa Mesa, California 92626
                      Attn:   Deborah L. Miller
                              Senior Vice President

        Each such notice, request or other communication shall be effective when received at the addresses specified in this Section.


        9.02 Binding Agreement; Third Parties.

               (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, provided that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed.

               (b) This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

        9.03 Participations. The Bank may at any time, upon written notice to the Borrower, sell, assign, grant participations in, or otherwise transfer to any other financial institution (each a "Participant") all or part of the obligations of the Borrower under this Agreement. The Borrower agrees that each such disposition will give rise to a direct obligation of the Borrower to the Participant. The Borrower authorizes the Bank and each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of the Borrower which may be in the hands of the Bank or such Participant, respectively. The Borrower authorizes the Bank to disclose to any prospective Participant and any Participant any and all information in the Bank's possession concerning the Borrower, this Agreement and any collateral.

        9.04 No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        9.05 Payment of Expenses.

                (a) The Borrower agrees:

                       (i) to pay or reimburse the Bank for all of its out-of-pocket costs, attorneys' fees and expenses (including, without limitation, allocated costs of in-house counsel) incurred in connection with the preparation, review and execution of, and any amendment, supplement or modification to, this Agreement, the Letter of Credit, the Related Documents and any other document prepared in connection herewith or therewith and the consummation of the transactions contemplated hereby and thereby.

                       (ii) to pay the Bank's costs and expenses incurred in connection with the administration of this Agreement, including draw request fees and any other reasonable fees and costs for services, regardless of whether such services are furnished by the Bank's employees or agents or independent contractors

                       (iii) to pay or reimburse the Bank for all reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Letter of Credit, the Related Documents and any other document prepared in accordance herewith or therewith or any refinancing or restructuring of this Agreement or such other documents in the nature of a "work-out", including, out-of-pocket fees and disbursements of counsel to the Bank (including without limitation, allocated out-of-pocket costs of in-house counsel), and including any costs and attorneys fees incurred in any arbitration proceeding. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title II, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case.

               (b) The obligations of the Borrower in this paragraph shall survive repayment of all disbursements made under the Letter of Credit and all other amounts payable hereunder.

               (c) In the event that any party hereto shall incur legal fees and costs in connection with the actual or threatened breach of any provision hereof, or to enforce any right or remedy hereunder, such party shall be entitled to recover such fees and costs from the breaching party. In the event that an action or arbitration proceeding is brought in connection with this Agreement the prevailing party shall be entitled to recover from the losing party in addition to any money judgment or other relief, such actual attorney's fees (including allocated costs of staff counsel), disbursements and costs as may be incurred by the prevailing party instituting or defending such litigation or arbitration, together with such reasonable costs and expenses as may be allowed by the court or arbitrator.

        9.06 Indemnity.

               (a) The Borrower agrees to indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (i) this Agreement or any document required hereunder, (ii) any credit extended or committed by the Bank to the Borrower hereunder, and (iii) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit. This indemnity includes but is not limited to reasonable attorneys' fees (including the allocated cost of in-house counsel). This indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive termination of this Agreement and repayment of the Borrower's obligations to the Bank. All sums due to the Bank hereunder shall be obligations of the Borrower, due and payable immediately without demand.

               (b) The Borrower agrees to save, indemnify and hold harmless the Bank and its officers, directors, agents or employees from and against any and all losses, claims, damages and liabilities (including liabilities for penalties) resulting from any litigation brought in connection with the issuance or sale of the Certificates, unless such liability shall be due to gross negligence or willful misconduct on the part of the Bank or its respective officers, directors, agents or employees.

               (e) The Bank shall not in any way be responsible for performance by the Trustee or any paying agent for the Certificates of its obligations to the Borrower, nor for the form, sufficiency, correctness, genuineness, authority of person signing, falsification or legal effect of any documents called for under the Letter of Credit if such documents on their face appear to be in order.

        9.07 Amendment and Modification of Agreement, Waivers. No modification or waiver of any provision of this Agreement or any other document, instrument or agreement required, referred to or contemplated hereunder, nor consent to any departure by the Borrower or the Bank therefrom shall in any event be effective unless the same shall be in writing and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on either party in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

        9.08 Severability. In case any one or more of the provisions contained in this Agreement or any document, instrument, OR agreement required hereunder should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

        9.09 Arbitration and Waiver of Jury Trial.

                (a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to; (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement (collectively a "Claim").

               (b) At the request of the Borrower or the Bank, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state.

               (c) Arbitration proceedings will be determined in accordance with the Act, the rules and procedures for the arbitration of financial services disputes of JAMS/Endispute, LLC, a Delaware limited liability company or any successor thereof ("JAMS"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

               (d) The arbitration shall be administered by JAMS and conducted in any U. S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in California. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty
(30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

               (e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

               (f) This paragraph does not limit the right of the Borrower or the Bank to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

               (g) The procedure described above will not apply if the Claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property located in California. In this case, both the Borrower and the Bank must consent to submission of the Claim to arbitration. If both parties do not consent to arbitration, the Claim will be resolved as follows: The Borrower and the Bank will designate a referee (or a panel of referees) selected under the auspices of JAMS in the same manner as arbitrators are selected in JAMS administered proceedings. The designated referee(s) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections. The referee (or the presiding referee of the panel) will be an active attorney or a retired judge. The award that results from the decision of the referee(s) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

               (h) The filing of a court action is not intended to constitute a waiver of the right of the Borrower or the Bank, including the suing party, thereafter to require submittal of the Claim to arbitration.

               (i) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this Agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this Agreement.

        9.10 Confidentiality. The Bank agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower pursuant to this Agreement which (a) is identified as non-public at the time it is delivered to the Bank or (b) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder or any contract or agreement not previously filed, or filed on a confidential basis, with any governmental authority (collectively, the "Confidential Information"), provided that nothing herein shall limit the disclosure of any such Confidential Information (i) to the extent required by statute, rule, regulation or judicial process, (ii) on a confidential basis, to the counsel to the Bank, (iii) to bank examiners, auditors or accountants and any analogous counterpart thereof, (iv) in connection with litigation related to this Agreement to which the Bank is a party, or (v) to any participant or prospective participant in the Letter of Credit so long as such participant or prospective participant agrees to keep such Confidential Information confidential on substantially the same basis as provided in this Section; provided, however, with respect to any disclosure required by judicial process or otherwise in connection with litigation, the Bank shall give Borrower prompt notice of any such disclosure requirement, to the extent permitted by applicable law.

        9.11 Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

        9.12 Table of Contents and Captions. The table of contents and captions contained in this Agreement are for convenience of reference only and shall not limit or define the provisions of this Agreement or affect the interpretation or construction thereof.

        9.13 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         SOUTHERN CALIFORNIA WATER COMPANY, a
                                         California corporation


                                         By:

                                         Title:




                                         BANK OF AMERICA N.A.



                                         By:

                                         Title:

                                       33